SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
              Exchange Act of 1934 (Amendment No. ______________)


Filed by the Registrant    /X/
Filed by a party other than the Registrant   / /

Check the appropriate box:
/ /  Preliminary proxy statement
/ / Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                               Cylink Corporation
            (Name of Registrant as Specified in Its Charter)


  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


(1)  Title of each class of securities to which transactions applies:

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(2)  Aggregate number of securities to which transactions applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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/ /  Fee paid previously with preliminary materials.
----------------------------------------------------------------------------

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount previously paid:

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(2)  Form, Schedule or Registration Statement No.:

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(3)  Filing party:

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(4)  Date filed:

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

                               CYLINK CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 22, 1997

To the Shareholders of Cylink Corporation:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Cylink Corporation, a California corporation (the "Company"), will be held at the Sheraton Four Points Hotel, 1100 North Mathilda Avenue, Sunnyvale, California 94089, at 3:00 p.m., local time, on May 22, 1997, for the following purposes:

     1. ELECTION OF DIRECTORS. To elect eight directors of the Company to serve until the 1998 Annual Meeting of Shareholders or until their successors are elected and qualified.

     2. APPROVAL AND RATIFICATION OF THE CYLINK CORPORATION 1994 FLEXIBLE STOCK INCENTIVE PLAN, AS AMENDED. To ratify and approve the Cylink Corporation 1994 Flexible Stock Incentive Plan, as amended (the "1994 Plan") to (i) increase the number of shares of Common Stock reserved for issuance thereunder by 2,000,000 shares, (ii) provide for discretionary awards to the Company's outside directors and (iii) increase the maximum number of shares that can be issued to any one employee under the 1994 Plan to 1,000,000 shares.

     3. APPROVAL OF AMENDMENT TO THE COMPANY'S BYLAWS AND RATIFICATION OF LOAN. To approve an amendment to the Company's Bylaws authorizing the Board of Directors to approve loans to, and guarantee obligations of, officers of the Company and to ratify a loan made to Fernand B. Sarrat in connection with his relocation to California upon being hired as the Company's President and Chief Executive Officer.

     4. RATIFICATION AND APPROVAL OF THE APPOINTMENT OF INDEPENDENT AUDITORS. To ratify and approve the appointment of Price Waterhouse LLP as the independent auditors for the Company for the fiscal year ending December 31, 1997.

     5. OTHER BUSINESS. To transact such other business as may properly come before the Annual Meeting of Shareholders and any adjournment or postponement thereof.

   The foregoing items of business are more fully described in the Proxy Statement which is attached hereto and made a part hereof.

   The Board of Directors has fixed the close of business on April 2, 1997 as the record date for determining the shareholders entitled to notice of and to vote at the 1997 Annual Meeting of Shareholders and any adjournment or postponement thereof.

   WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS IN PERSON, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE PROVIDED TO ENSURE YOUR REPRESENTATION AND THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. IF YOU SEND IN YOUR PROXY CARD AND THEN DECIDE TO ATTEND THE ANNUAL MEETING TO VOTE YOUR SHARES IN PERSON, YOU MAY STILL DO SO. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE PROXY STATEMENT.

                                           By Order of the Board of Directors,

                                           /s/ FERNAND B. SARRAT
                                           -------------------------------------
                                           Fernand B. Sarrat
                                           President and Chief Executive Officer

Sunnyvale, California
May 1, 1997

                                  Mailed to Shareholders on or about May 1, 1997

                               CYLINK CORPORATION

                                910 HERMOSA COURT
                           SUNNYVALE, CALIFORNIA 94086

                                 PROXY STATEMENT


GENERAL INFORMATION

   This Proxy Statement is furnished to the shareholders of Cylink Corporation, a California corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company (the "Board" or "Board of Directors") of proxies in the accompanying form for use in voting at the 1997 Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on May 22, 1997, at the Sheraton Four Points Hotel, 1100 North Mathilda Avenue, Sunnyvale, California 94089, at 3:00 p.m., local time, and any adjournment or postponement thereof. The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting.

REVOCABILITY OF PROXIES

   Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering to the Company (to the attention of Robert B. Fougner, the Company's Secretary) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

SOLICITATION AND VOTING PROCEDURES

   The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's Common Stock. The Company may conduct further solicitation personally, by telephone or by facsimile through its officers, directors and regular employees, none of whom will receive additional compensation for assisting with such solicitation.

   The close of business on April 2, 1997 has been fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock of the Company entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had approximately 25,824,923 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. The presence at the Annual Meeting of a majority of these shares of Common Stock of the Company, either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Each outstanding share of Common Stock on the Record Date is entitled to one (1) vote on all matters. With respect to the election of directors, a shareholder may cumulate his or her votes, meaning that such shareholder can multiply the number of shares owned by the number of board positions to be filled, and allocate such votes for all or as many director-nominees as he or she may designate provided that if any shareholder has given notice at the Annual Meeting of his or her intention to cumulate votes prior to the voting then cumulative voting will apply only to those candidates whose names have been placed in nomination prior to the voting. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination.

   An automated system administered by the Company's transfer agent will tabulate votes cast by proxy at the Annual Meeting and an officer of the Company will tabulate votes cast in person at the Annual Meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting, and each is tabulated separately. In determining whether a proposal has been approved or a nominee has been elected as a director, abstentions are counted as votes against a proposal or nominee. For all proposals except Proposal No. 3 broker non-votes are not counted as votes for or against a proposal or nominee. For Proposal No. 3 broker non-votes are counted as votes against the proposal because that Proposal must be approved by the affirmative vote of a majority of the outstanding shares of the Company's Common Stock entitled to vote.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

   As set by the Board of Directors pursuant to the Bylaws of the Company, the authorized number of directors is set at nine. Eight directors will be elected at the Annual Meeting to serve until the 1998 Annual Meeting of Shareholders or until their successors are elected or appointed and qualified or until the director's earlier resignation or removal. There will be one vacancy on the Board. Effective August 19, 1996, Mr. Lewis C. Morris resigned as a member of the Board and will not seek reelection. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The Board has no reason to believe that the persons named below will be unable or unwilling to serve as a director, if elected. Each of the eight nominees for director who receives the greatest number of votes will be elected.

   Set forth  below are the names,  ages and  certain  biographical  information relating to the director nominees.
                                                                               DIRECTOR
  NAME OF NOMINEE          AGE             POSITION WITH COMPANY                  SINCE
--------------------      -----  --------------------------------------------   --------
Fernand B. Sarrat.......   46    President, Chief Executive Officer, Director     1996
Jimmy K. Omura..........   56    Chief Technical Officer, Director                1984
Leo A. Guthart(2).......   59    Chairman of the Board                            1984
James H. Simons(2)......   58    Director                                         1984
Howard L. Morgan(1).....   51    Director                                         1995
Elwyn Berlekamp(1)......   56    Director                                         1995
William W. Harris(1)....   57    Director                                         1995
King W.W. Harris(2).....   53    Director                                         1995
----------

(1) Member of Audit Committee
(2) Member of Compensation Committee

   Mr. Sarrat became the President, Chief Executive Officer and a Director of the Company in November, 1996. Prior to joining the Company, Mr. Sarrat was with IBM Corporation for over 20 years, most recently as General Manager of Networking Computing Marketing & Services, and held such other positions as General Manager of the Networked Application Services Division, the Assistant General Manager of Marketing and Business Development, and General Manager of Marketing and Services in the Midwest.

   Dr. Omura co-founded the Company and served as its Vice President of Research and Development since its inception in 1984 until December 1995. In December 1995, Dr. Omura was appointed the Company's Chief Technical Officer. In addition, Dr. Omura served as the Company's Chairman of the Board of Directors from its inception through December 1995. Dr. Omura received a B.S. and an M.S. in Electrical Engineering from the Massachusetts Institute of Technology and a Ph.D. in Electrical Engineering from Stanford University.

   Dr. Guthart has served as a Director since the Company's inception in 1984. Since 1990, he has served as the Vice Chairman of Pittway Corporation (a principal shareholder of the Company) and as the Chairman of the Ademco division of Pittway Corporation. Dr. Guthart received an A.B. in Physics from

Harvard College and an M.B.A. and D.B.A. in Finance from Harvard Business School. Dr. Guthart also serves as a Director of Pittway Corporation and AptarGroup, Inc. and is a Trustee of the Acorn Investment Trust.

   Dr. Simons became a Director of the Company in 1984. Since 1982, he has served as the President and Chairman of Renaissance Technologies Corp. Dr. Simons received a B.S. in Mathematics from the Massachusetts Institute of Technology and a Ph.D. in Mathematics from the University of California, Berkeley. Dr. Simons also serves as a Director on the Board of Franklin Electronic Publishers, Inc., Numar Corp., Segue Software and Kentec Information Systems.

   Dr. Morgan served as a Director from 1985 to 1990 and became a Director again in October 1995. He has served since June 1989 as the President of ArcaGroup, Inc. a consulting and investment management company. He has also been a general partner of Renaissance Partners, a venture capital partnership since 1982. Dr. Morgan received a B.S. in Physics from City College of New York and a Ph.D in Operations Research from Cornell University. Dr. Morgan also serves as a Director of Franklin Electronic Publishers, Inc., Quarterdeck Corporation, HDS Network Systems, Inc., Integrated Circuit Systems, Inc., Unitronix Corporation, Scan-Graphics Inc., and MetaTools, Inc.

   Dr. Berlekamp co-founded the Company and served as a Director from 1985 to 1990. He became a Director again in October 1995. Since 1971, Dr. Berlekamp has been a Professor of Mathematics at the University of California, Berkeley and a visiting professor of Electrical Engineering and Computer Science at the Massachusetts Institute of Technology. Dr. Berlekamp received a B.S., M.S. and Ph.D. in Electrical Engineering from the Massachusetts Institute of Technology.

   Dr. William W. Harris became a Director of the Company in December 1995. Dr. Harris has been a private investor and the Treasurer of KidsPac, a political action committee for more than the past five years. He received a B.A. in Psychology from Wesleyan University and a Ph.D. in Urban Studies from the Massachusetts Institute of Technology. Dr. Harris also serves as a Director of Pittway Corporation (a principal shareholder of the Company) and AptarGroup, Inc.

   Mr. King W.W. Harris became a Director of the Company in December 1995. He has been President of Pittway Corporation (a principal shareholder of the Company) since 1984 and Chief Executive Officer of Pittway Corporation since 1987. Mr. Harris received a B.A. in Economics from Harvard College and an M.B.A. from Harvard Business School. Mr. Harris also serves as a director of AptarGroup, Inc.

                         THE BOARD RECOMMENDS A VOTE FOR
                    THE ELECTION OF THE NOMINEES NAMED ABOVE

RELATIONSHIPS AMONG DIRECTORS OR EXECUTIVE OFFICERS

   There are no family relationships among any of the directors or executive officers of the Company, except that Dr. William W. Harris and Mr. King W.W. Harris are first cousins.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

   During the fiscal year ended December 31, 1996, the Board met four times in person and held three telephonic meetings. Mr. King W.W. Harris did not participate in two of the telephonic meetings. All other directors attended no fewer than 75% of all the meetings of the Board and its committees on which he served after becoming a member of the Board. The Board has two committees, the Audit Committee and the Compensation Committee.

   The Board currently does not have a nominating committee or a committee performing the functions of a nominating committee. Although there are no formal procedures for shareholders to recommend nominations, the Board will consider shareholder recommendations. Such recommendations should be addressed to Robert
B. Fougner, the Company's Secretary, at the Company's principal executive offices.

   The Audit Committee, which held one meeting in the fiscal year ended December 31, 1996, consisted of Drs. Harris, Morgan and Berlekamp. The Audit Committee reviews and supervises the Company's financial controls, including selection of the Company's auditors, reviewing the books and accounts of the

Company, meeting with the officers of the Company regarding the Company's financial controls, acting upon recommendations of auditors and taking such further action as the Audit Committee deems necessary to complete an audit of the books and accounts of the Company, as well as other matters which may come before it or as directed by the Board.

   The Compensation Committee, which held one meeting in the fiscal year ended December 31, 1996, consists of Drs. Simons and Guthart and Mr. King W.W. Harris. The Compensation Committee reviews and approves the compensation and benefits for the Company's executive officers, administers the Company's stock incentive plan and performs such other duties as may from time to time be determined by the Board.

COMPENSATION OF DIRECTORS

   Upon becoming a member of the Board, directors who are not affiliates of the Company ("Non-Employee Directors") receive options (the "Initial Option Grants") to purchase 2,000 shares of Common Stock, and thereafter receive an annual option grant (the "Annual Option Grants") to purchase 2,000 shares of Common Stock. However, each Non-Employee Director in office as of December 13, 1995, by agreement with such Non-Employee Directors, will not receive Annual Option Grants after the 1997, 1998 and 1999 annual meetings of shareholders. Non-Employee Directors who are elected between annual meetings will receive a ratable Annual Option Grant. If Proposal No. 2 is approved by the shareholders of the Company, Non-Employee Directors will be eligible to receive discretionary awards under the 1994 Plan. The Company's Non-Employee Directors receive a $1,000 fee for each Board meeting attended and $1,000 for each committee meeting attended that is not held in conjunction with a Board meeting. All Non-Employee Directors are reimbursed for expenses incurred in connection with attending meetings of the Board. Employee directors of the Company do not receive compensation for their services as directors.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of February 28, 1997, for
(i) each person who is known by the Company to beneficially own more than 5% of the Company's Common Stock, (ii) each of the Company's directors, (iii) each of the officers appearing in the Summary Compensation Table below and (iv) all directors and executive officers as a group.

                                                                  SHARES BENEFICIALLY
                                                                       OWNED(1)
                                                               -----------------------
       DIRECTORS, EXECUTIVE OFFICERS AND 5% SHAREHOLDERS           NUMBER    PERCENT(2)
-------------------------------------------------------------- ------------ ----------
Leo A. Guthart(3) .............................................  8,906,085   34.7%
King W.W. Harris(4) ...........................................  8,608,705   33.5%
William W. Harris(5) ..........................................  8,608,705   33.5%
Pittway Corporation(6) ........................................  8,606,085   33.5%
Kopp Investment Advisors, Inc.(7) .............................  3,034,800   11.8%
James H. Simons(8) ............................................  2,789,330   10.9%
Bermuda Trust Company, as Trustee of the Lord Jim Trust(9)  ...  1,748,605   6.8%
Jimmy K. Omura(10) ............................................  1,367,863   5.3%
Polychem Holdings(11) .........................................  1,038,105   4.0%
Lewis C. Morris ...............................................    832,231   3.2%
Elwyn Berlekamp(12) ...........................................    305,488   1.2%
Leslie Nightingill(13) ........................................    204,864    *
Robert B. Fougner(14) .........................................    118,751    *
Harold S. Yang ................................................     77,500    *
David M. Morris ...............................................     75,507    *
Howard L. Morgan(15) ..........................................     74,620    *
John Daws(16) .................................................     23,750    *
Fernand B. Sarrat .............................................        --     *
All Executive officers and Directors as a group (15 persons)(17) 3,790,751  53.1%

----------

*  Less than 1%.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of February 28, 1997 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person. To the Company's knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name.

(2) Percentage beneficially owned is based on 25,660,884 shares outstanding as of February 28, 1997.

(3) Includes 8,606,085 shares beneficially owned by Pittway Corporation, of which Dr. Guthart is a Vice Chairman. Dr. Guthart disclaims beneficial ownership of such shares. Also includes 2,620 shares subject to options exercisable within 60 days of February 28, 1997.

(4) Includes 8,606,085 shares beneficially owned by Pittway Corporation, of which Mr. Harris is the President and Chief Executive Officer. Mr. Harris disclaims beneficial ownership of such shares. Also includes 2,620 shares subject to options exercisable within 60 days of February 28, 1997.

(5) Includes 8,606,085 shares beneficially owned by Pittway Corporation, of which Dr. Harris is a Director. Dr. Harris disclaims beneficial ownership of such shares. Also includes 2,620 shares subject to options exercisable within 60 days of February 28, 1997.

(6) The address of Pittway Corporation is 200 South Wacker Drive, Suite E, Chicago, Illinois 60606-5802.

                                         (Footnotes continued on following page)

                                        5

(Footnotes continued from previous page)

(7) Based on a Schedule 13GA dated February 7, 1997, Kopp Investment Advisors, Inc. has sole dispositive power with respect to 93,000 shares of the Company's Common Stock, shared dispositive power with respect to 2,941,800 shares of the Company's Common Stock, sole voting power with respect to 262,500 shares of the Company's Common Stock and shared voting power with respect to 50,000 shares of the Company's Common Stock. The address of Kopp Investment Advisors, Inc. is 6600 France Avenue So., Suite 672, Edina, MN 55435.

(8) Includes (a) 1,748,605 shares owned by Bermuda Trust Company, as Trustee of the Lord Jim Trust (a trust of which Dr. Simons and the members of his family are the beneficiaries); (b) 1,038,105 shares owned by Polychem Holdings. Polychem Holdings has given Dr. Simons a revocable proxy, allowing him to vote in his sole discretion all shares of the Company's Common Stock held by Polychem Holdings; and (c) 2,620 shares subject to options exercisable within 60 days of February 28, 1997.

(9) Bermuda Trust Company, as Trustee of the Lord Jim Trust, holds 1,748,605 shares of the Company's Common Stock in a trust of which Dr. James H. Simons, a Director of the Company, and members of his immediate family are the beneficiaries. The address of Bermuda Trust Company is Murdoch & Co., c/o Bermuda Trust Company Limited, Attn.: Susan Gibbons, Compass Point, 9 Bermudiana Road, Hamilton, HM11, Bermuda.

(10) Includes  480,000 shares held by Dr. Omura's  children for whom he provides
     financial   support.   Also  includes  68,670  shares  subject  to  options
     exercisable within 60 days of February 28, 1997.

(11) Polychem Holdings has granted Dr. Simons a revocable proxy allowing him to vote in his sole discretion all shares of the Company's Common Stock held by it. The address of Polychem Holdings is Polychem Holdings, c/o Loeb, Block, Wachsman & Selzer, 505 Park Avenue, New York, New York 10022.

(12) Includes 2,620 shares subject to options exercisable within 60 days of February 28, 1997.

(13) Includes 6,004 shares subject to options exercisable within 60 days of February 28, 1997.

(14) Includes 118,751 shares subject to options exercisable within 60 days of February 28, 1997.

(15) Includes 2,620 shares subject to options exercisable within 60 days of February 28, 1997.

(16) Includes 23,750 shares subject to options exercisable within 60 days of February 28, 1997.

(17) Includes 9,644,190 shares indirectly held by Directors of the Company and 261,729 shares subject to options exercisable within 60 days of February 28, 1997.

                                 PROPOSAL NO. 2
               APPROVAL AND RATIFICATION OF THE CYLINK CORPORATION
                 1994 FLEXIBLE STOCK INCENTIVE PLAN, AS AMENDED

GENERAL

   The Company's shareholders are being asked to approve amendments to the Company's 1994 Plan. The proposed amendments to the 1994 Plan will (i) increase the maximum aggregate number of shares available for the grant of incentive stock options from 3,950,000 shares to 5,950,000 shares, (ii) provide for discretionary awards to the Company's Non-Employee Directors, and (iii) increase the maximum number of shares with respect to which options and stock appreciation rights ("SARs") may be granted to any employee from 750,000 to 1,000,000 shares during the duration of the 1994 Plan.

   The amendment to the 1994 Plan allowing for discretionary grants to Non-Employee Directors corresponds to recent amendments promulgated by the Securities and Exchange Commission (the "SEC") to Rule 16b-3 applicable to the 1994 Plan. The amendments increasing the overall limit and the individual option and SAR limit will enable the Company to grant awards as needed to attract employees. Other amendments have been made to the 1994 Plan and are described below although such amendments do not need to be separately approved by the shareholders. The 1994 Plan is intended to enhance the Company's ability to provide key employees with meaningful awards and incentives commensurate with their contributions and competitive with those offered by other employers, and to increase shareholder value by further aligning the interests of key employees with the interests of the Company's shareholders by providing an opportunity to benefit from stock price appreciation that generally accompanies improved financial performance. The Board of Directors believes that the Company's long term success is dependent upon its ability to attract and retain superior individuals who, by virtue of their ability and qualifications, make important contributions to the Company.

   The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote is required for adoption of Proposal No. 2. For purposes of the vote on Proposal No. 2, abstentions are counted as votes against a proposal and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL
                       OF THE AMENDMENTS TO THE 1994 PLAN

   The following summary of the 1994 Plan, including the proposed amendments, is subject in its entirety to the specific language of the 1994 Plan, a copy of which is available to any shareholder upon request.

GENERAL DESCRIPTION

   The 1994 Plan was approved by the Board of Directors and shareholders in February 1994. In January 1995, the Board of Directors and the shareholders approved an amendment to the 1994 Plan to increase the number of shares available for grant thereunder from 1,250,000 to 2,750,000. In October 1995, the Board of Directors and the shareholders approved an amendment to the 1994 Plan to increase the number of shares available for grant from 2,750,000 to 3,950,000. In November 1996 the Board of Directors approved an amendment to the 1994 Plan subject to shareholder approval to increase the number of shares available for grant from 3,950,000 to 5,950,000. An additional number of shares (126,200) became available for grant under the 1994 Plan due to a transfer of shares from a prexisting plan. The purposes of the 1994 Plan are to give the Company's employees and others who perform substantial services to the Company an incentive, through ownership of the Company's Common Stock, to continue in service to the Company, and to help the Company compete effectively with other enterprises for the services of qualified individuals. The 1994 Plan permits the grant of "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") only to employees of the Company or any parent or subsidiary corporation of the Company. Awards other than incentive stock options may be granted to employees, directors and consultants. As of April, 1997, the number of employees, directors and consultants eligible to receive grants under the 1994 Plan was approximately 350 persons.

   The 1994 Plan provides for the grant of (i) shares, (ii) an option, a stock appreciation right ("SARs") or similar right with an exercise or conversion privilege at a fixed or variable price related to the Common Stock and/or the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or (iii) any other security with the value derived from the value of the Common Stock of the Company or other securities issued by a related entity (collectively, the "Awards"). Such Awards include, without limitation, options, SARs, sales or bonuses of restricted stock, dividend equivalent rights ("DERs"), performance units ("Performance Units") or performance shares ("Performance Shares"). (The existing 1994 Plan does not provide for the grant of DERs, SARs, Performance Units and Performance Shares).

   Amendment to Increase Overall Limit. Under the 1994 Plan, the number of shares available for grant on December 31, 1996 was 1,975,970, assuming the shareholders approve this Proposal No. 2 to increase the maximum number of shares available for grant from 3,950,000 to 5,950,000. In anticipation of shareholder approval of this Proposal No. 2, options to purchase 24,030 shares have been granted in excess of the existing limit under the 1994 Plan and options to purchase 250,000 have been granted to Fernard B. Sarrat in excess of the individual limit as described below. If Proposal No. 2 is not approved by the shareholders, the additional 250,000 shares subject to options granted to Mr. Sarrat would be rescinded and it would therefore not be necessary to rescind any other options granted to participants under the 1994 Plan.

   Amendment to Allow Discretionary Grants to Non-Employee Directors. The following summarizes the amendment to the 1994 Plan to reflect the recent amendments promulgated by the SEC to Rule 16b-3 applicable to stock compensation plans generally. The 1994 Plan is administered, with respect to grants to directors, officers, consultants, and other employees, by the Administrator of the 1994 Plan, defined as the Board or a committee designated by the Board. The committee will be constituted in such a manner as to satisfy applicable laws, including Rule 16b-3, as recently amended. Prior to recent amendments to Rule 16b-3, a committee member was prevented from serving on the committee, if during the one-year period preceding appointment to the committee, such member received a grant or award of equity securities under the 1994 Plan unless the award was made pursuant to a non-discretionary formula award program. Recent amendments to Rule 16b-3 allow committee members to serve on the committee and receive discretionary awards. Consistent with the amendments to Rule 16b-3, the 1994 Plan as amended allows for discretionary grants to Non-Employee Directors.

   Amendment to Individual Limit. The maximum number of shares with respect to which options and SARs may be granted to an employee of the Company during the term of the 1994 Plan, as amended is 1,000,000 shares per individual (the existing 1994 Plan does not provide for the grant of SARs). The 1994 Plan currently provides that the maximum number of shares with respect to which options may be granted to an employee of the Company during the term of the 1994 Plan is 750,000 shares. Options to purchase 250,000 have been granted to Fernard
B. Sarrat in excess of the individual limit. If Proposal No. 2 is not approved by the shareholders, the additional 250,000 shares subject to options granted to Mr. Sarrat would be rescinded retroactive to the date of grant.

   Other Terms and Amendments. The Board may at any time amend, suspend or terminate the 1994 Plan. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein, the Company will obtain shareholder approval of any amendment to the 1994 Plan in such a manner and to such a degree as required.

   The 1994 Plan authorizes the Administrator to select the employees, directors and consultants of the Company to whom Awards may be granted and to determine the terms and conditions of any Award; however the term of an incentive stock option may not be for more than 10 years (or 5 years in the case of incentive stock options granted to any grantee who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary corporation of the Company). Under the 1994 Plan, Awards may be granted to such employees, directors or consultants who are residing in foreign jurisdictions as the Administrator may determine from time to time (the existing 1994 Plan does not address the grant of awards to such individuals).

   The 1994 Plan authorizes the Administrator to grant Awards at an exercise price determined by the Administrator. In the case of incentive stock options, such price cannot be less than 100% (or 110%, in the case of incentive stock options granted to any grantee who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary corporation of the Company) of the fair market value of the Common Stock on the date the option is granted. In the case of non-qualified stock options, the per share exercise price cannot be less than 85% of the fair market value of the Common Stock on the date the option is granted. In the case of the sale of shares of Common Stock to a person who owns stock representing more than 10% of the combined voting power of all classes of stock of the Company, the per share purchase price cannot be less than 100% of the fair market value of the Common Stock on the date of sale. In the case of the sale of shares of Common Stock to any other person, the per share purchase price cannot be less than 85% of the fair market value of the Common Stock on the date of sale. The exercise price is generally payable in cash or, in certain circumstances, with a promissory note, with such documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of an Award and delivery to the Company of the sale or loan proceeds required to pay the exercise price, or with shares of Common Stock. The aggregate fair market value of the Common Stock with respect to any incentive stock options that are exercisable for the first time by an eligible employee in any calendar year may not exceed $100,000.

   The Awards may be granted subject to vesting schedules and restrictions on transfer and repurchase or forfeiture rights in favor of the Company as specified in the agreements to be issued under the 1994 Plan. The Administrator has the authority to provide in the Award agreement at the time of grant for the acceleration of the vesting schedule of the Award so that it becomes fully vested, exercisable, and released from any restrictions on transfer and repurchase or forfeiture rights in the event of a Corporate Transaction, a Change in Control or a Subsidiary Disposition, each as defined in the 1994 Plan. Otherwise, effective upon the consummation of the Corporate Transaction, all outstanding Awards under the Plan will terminate unless assumed by the successor company or its parent. In the event of a Change in Control or a Subsidiary Disposition, each Award shall remain exercisable until the expiration or sooner termination of the Award term. Such accelerated vesting and release from restrictions on transfer and repurchase or forfeiture rights is automatic and not subject to Administrator discretion in the case of options and restricted stock issued to Non-Employee Directors under the formula award provisions of the existing 1994 Plan. The amended 1994 Plan also permits the Administrator to include a provision whereby the grantee may elect at any time while an employee, director or consultant to exercise any part or all of the unvested Award prior to full vesting (the existing 1994 Plan does not permit awards to include an early exercise provision).

   Under the 1994 Plan, incentive stock options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the grantee only by the grantee. However, the 1994 Plan permits the designation of beneficiaries by holders of incentive stock options (the existing 1994 Plan does not address such beneficiary designations). Other Awards are transferable to the extent provided in the Award agreement.

   Under the 1994 Plan, the Administrator may establish one or more programs under the 1994 Plan to permit selected grantees the opportunity to elect to defer receipt of consideration payable under an Award. The Administrator also may establish under the 1994 Plan separate programs for the grant of particular forms of Awards to one or more classes of grantees. (These programs may not be established under the existing 1994 Plan.)

CERTAIN FEDERAL TAX CONSEQUENCES

   The following summarizes only the federal income tax consequences of stock options and shares of restricted stock granted under the 1994 Plan. State and local tax consequences may differ.

   The grant of a non-qualified stock option under the 1994 Plan will not result in any federal income tax consequences to the optionee or to the Company. Upon exercise of a non-qualified stock option, the optionee is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option price and the fair market value of the shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the optionee. Any gain or loss on the optionee's subsequent disposition of the shares of Common Stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any such gain. Capital gains currently are taxed at the same rates as ordinary income, except that the maximum marginal rate at which ordinary income is taxed to individuals is currently 39.6% and the maximum rate at which long-term capital gains are taxed is 28%.

   The grant of an incentive stock option under the 1994 Plan will not result in any federal income tax consequences to the optionee or to the Company. An optionee recognizes no federal taxable income upon exercising an incentive stock option ("ISO") (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an ISO, the tax consequences depend upon how long the optionee has held the shares of Common Stock. If the optionee does not dispose of the shares within two years after the ISO was granted, nor within one year after the ISO was exercised and shares were purchased, the optionee will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances. If the optionee fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a "disqualifying disposition"). The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on disposition and the exercise price, or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the optionee.

   The "spread" under an ISO--i.e., the difference between the fair market value of the shares at exercise and the exercise price--is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax.

   The grant of restricted stock will subject the recipient to ordinary compensation income on the difference between the amount paid for such stock and the fair market value of the shares on the date that the restrictions lapse. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction equal to the amount of income recognized by the recipient. Any gain or loss on the recipient's subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on whether the shares are held for more than one year and depending on how long the stock has been held since the restrictions lapsed. The Company does not receive a tax deduction for any such gain. Recipients of restricted stock may make an election under Code Section 83(b) ("Section 83(b) Election") to recognize as ordinary compensation income in the year that such restricted stock is granted the amount equal to the spread between the amount paid for such stock and the fair market value on date of the issuance of the stock. If the Section 83(b) Election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long or short-term capital gain. The Section 83(b) Election must be made within thirty days from the time the restricted stock is issued.

AMENDED PLAN BENEFITS

   Of the options granted in 1996, options to purchase 1,000,000 shares of the Company's Common Stock at an exercise price of $11.00 per share were granted to Fernand B. Sarrat. If Proposal No. 2 is not approved by the shareholders, neither the maximum number of shares that may be issued pursuant to the 1994
Plan nor the maximum number of shares that an individual can receive will be increased. Therefore, of the options to purchase 1,000,000 shares granted to Mr. Sarrat, 250,000 shares would be in excess of the existing individual limit and would be rescinded retroactive to the date of grant. As to any shares rescinded, the Administrator may determine that the value of the rescinded options may be provided alternatively in cash, restricted stock or other consideration. Except as stated above, as of the date of this Proxy Statement, no other Named Executive Officer, Director, officer or employee of the Company has been granted an Award under the 1994 Plan subject to shareholder approval of the amendments to the 1994 Plan. The benefits to be received pursuant to the 1994 Plan by the Company's Directors, officers and employees are not determinable at this time.

                                 PROPOSAL NO. 3
                APPROVAL OF AN AMENDMENT TO THE COMPANY'S BYLAWS
                            AND RATIFICATION OF LOAN

   The Company's shareholders are being asked to approve an amendment to the Company's Bylaws which would grant the Board of Directors the authority to approve loans to, and guarantee obligations of, officers of the Company. In addition the shareholders are being asked to ratify a loan for approximately $2,000,000 made to Fernand B. Sarrat in connection with his relocation to California upon being hired as the Company's President and Chief Executive Officer.

   The Company's Board of Directors believes that it is in the best interests of the Company and its shareholders to approve the amendment to the Company's Bylaws. The current competitive job market for qualified candidates has made it necessary for the Company to look outside the local area in California for qualified candidates and to provide financial assistance in the form of relocation loans to enable such candidates to secure local housing. California law requires, with certain exceptions, that loans to, and guarantees of obligations of, officers of the Company either be approved by shareholders or by the Board alone provided that the Company's Bylaws grant the Board the authority to act alone and the Company has at least 100 shareholders of record. On April 1, 1997, the Company had 143 shareholders of record (persons holding shares in the name of a nominee are not considered in this number). The proposed amendment to the Company's Bylaws will authorize the Board of Directors to make certain loans to, and guarantee obligations of, officers and officer candidates to assist with expenses incurred in relocating and obtaining suitable housing.

   The  Board of  Directors  propose  that the  following  language  be added as
Section 3.12 to the Company's Bylaws:

     "The corporation may, upon approval of the Board of Directors alone, make loans of money or property to, or guarantee the obligations of, any officer (whether or not a director) of the corporation or of its parent, or adopt an employee benefit plan authorizing such loans or guarantees provided that:

         (1) the Board of Directors determines that such a loan, guaranty, or plan may reasonably be expected to benefit the corporation;

         (2) the corporation has outstanding shares held of record by 100 or more persons (determined as provided in Section 605 of the General Corporation Law) on the date of approval by the Board of Directors;

         (3) the approval by the Board of Directors is by a vote sufficient without counting the vote of any interested director(s); and

         (4) the loan is otherwise made in compliance with Section 315 of the General Corporation Law."

   In  addition  to  the  amendment  to  the  Company's  Bylaws,  the  Company's shareholders are being asked to ratify a loan made to Fernand B. Sarrat in connection with his relocation to California upon being hired as the Company's President and Chief Executive Officer. The Company's Board of Directors believes that it is in the best interests of the Company and its shareholders to approve the loan to Mr. Sarrat. The Company entered into an employment agreement (the "Sarrat Agreement") dated November 6, 1996 with Mr. Sarrat whereby he was hired as the Company's President and Chief Executive Officer. Under the terms of the Sarrat Agreement, the Company made a loan to Mr. Sarrat in the amount of approximately $2,000,000 towards the purchase of a residence in California commensurate with his prior residence in Westport, Connecticut. The loan will be secured by a deed of trust on Mr. Sarrat's California residence. The loan is interest free and principal payments are not due until January 1, 2002 at which time it converts into, and becomes subject to, the terms of a standard, interest-bearing commercial loan. The Sarrat Agreement further provides that if Mr. Sarrat is still in the employ of the Company at the end of the year 2000, he will be eligible to receive a special bonus of $2,000,000 which will be applied on an after tax basis against any outstanding balance owed on his housing loan, and at the completion of his initial term of employment on December 31, 2001, the outstanding balance of the loan will be reduced to reflect a decrease (if any) in the fair market value of Mr. Sarrat's California residence. The Sarrat Agreement also provides for acceleration of the repayment of the loan in the event of Mr. Sarrat's
termination   of   employment   prior  to  December   31,  2001  under   certain
circumstances.

   The affirmative vote of a majority of the outstanding shares of the Company entitled to vote as of the record date is required for adoption of Proposal No. 3.

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL
       OF THE AMENDMENT OF THE COMPANY'S BYLAWS AND RATIFICATION OF LOAN.


                                 PROPOSAL NO. 4
               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   Price Waterhouse LLP has served as the Company's independent auditors since 1994 and has been appointed by the Board to continue as the Company's independent auditors for the Company's fiscal year ending December 31, 1997. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, management will review its future selection of auditors. A representative of Price Waterhouse LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and to respond to appropriate questions.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF
            THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE COMPANY'S
                    INDEPENDENT AUDITORS FOR THE FISCAL YEAR
                            ENDING DECEMBER 31, 1997.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION
                           SUMMARY COMPENSATION TABLE

   The following table sets forth certain information concerning compensation of
(i) each person that served as the Company's Chief Executive  Officer during the last fiscal  year of the  Company,  (ii) the four other most highly  compensated executive officers of the Company, and (iii) up to two former executive officers of the  Company  who would  have  been one of the  Company's  four  most  highly compensated  executive officers had such officer been serving as such at the end
of  the  Company's  last  fiscal  year   (collectively,   the  "Named  Executive
Officers"):

                                                                                                   LONG-TERM
                                                        ANNUAL COMPENSATION                      COMPENSATION
                                             -------------------------------------------        --------------
                                                                                                  SECURITIES       ALL OTHER
                                                                                                  UNDERLYING     COMPENSATION
  NAME AND PRINCIPAL POSITION                YEAR(1)      SALARY ($)            BONUS ($)         OPTIONS (#)          ($)
------------------------------               -------      ---------             ---------        -------------   ------------
Fernand B. Sarrat,(2) ....................... 1996          $ 32,308              $   500         1,000,000
  President, Chief Executive
  Officer and Director
Lewis C. Morris,(3) ......................... 1996            89,423                7,750(7)                      $85,950(9)
  Former President, Chief
  Executive Officer and Director
Jimmy K. Omura, ............................. 1996           150,000               33,057(8)                       15,000(10)
  Chief Technical Officer and
  Director
Leslie Nightingill, ......................... 1996           150,000                  500                             --
  Vice President, Engineering
John Daws, .................................. 1996           143,462                  500            25,000           --
  Vice President and
  Chief Financial Officer
Robert B. Fougner, .......................... 1996           135,000                                                  --
  General Counsel and Secretary
David M. Morris,(4) ......................... 1996           143,409(6)               500                          26,860(11)
  Former Vice President, Sales
  and Marketing
Harold S. Yang,(5) .......................... 1996           154,038                  500                           5,625(12)
  Former Vice President
  Engineering
----------

(1) The Company became a reporting company under the Securities Exchange Act in 1996.

(2) Mr. Sarrat commenced employment with the Company on November 6, 1996. His annualized salary for 1996 was $300,000.

(3)  Mr. Lewis C. Morris  resigned his  employment  with the Company on July 25,
     1996.

(4) Mr. David M. Morris was separated from his employment with the Company effective December 31, 1996.

(5) Mr. Yang was separated from his employment with the Company on December 31, 1996.

(6)  Includes commissions of $37,794.

(7) The amount of the performance bonus to be paid pursuant to the terms of Mr. Lewis C. Morris's employment agreement for services during 1996 is under review, but in no event will it exceed 2.25% of the Company's pre-tax profit for 1996 ($32,557).

(8) Includes performance bonus of $32,557 to be paid pursuant to terms of Dr. Omura's employment agreement.

(9) Includes life insurance and disability premiums of $47,980 and payments of $37,970 to be paid pursuant to Mr. Morris's employment agreement.

(10) Represents life insurance premiums.

(11) Represents accrued vacation benefits of $26,709 payable on termination of employment and life insurance premiums of $151.

(12) Represents accrued vacation benefits payable on termination of employment.

EMPLOYMENT AGREEMENTS

   The Company has from time to time entered into employment, retention and severance arrangements with certain of its executive officers which are summarized in the following paragraphs.

   The Company has entered into an employment agreement (the "Sarrat Agreement") dated November 6, 1996 with Fernand B. Sarrat, the Company's President and Chief Executive Officer for an initial term which expires on December 31, 2001 (the "Initial Term") and which automatically renews for additional one-year periods unless terminated. Under the Sarrat Agreement, Mr. Sarrat shall receive an annual salary of $300,000 and an annual performance bonus of not less than $100,000. Pursuant to the terms set forth in the Sarrat Agreement, the Company loaned Mr. Sarrat approximately $2,000,000 (the "Housing Loan") towards the purchase of a residence in California commensurate with his prior residence in Westport, Connecticut; the Housing Loan will be secured by a deed of trust on Mr. Sarrat's California residence. The Housing Loan is interest free and principal payments will not be due until January 1, 2002 at which time it will convert into, and become subject to, the terms of a standard, interest-bearing commercial loan described in the Sarrat Agreement. In the event that Mr. Sarrat remains continuously employed with the Company through December 31, 2000, he will be eligible to receive a special bonus of $2,000,000 to be applied on an after tax basis against any outstanding balance of the Housing Loan and, upon completion of the Initial Term, the outstanding balance of the Housing Loan will be reduced to reflect a decrease (if any) in the fair market value of Mr. Sarrat's California residence. The Sarrat Agreement also provides for acceleration of the repayment of the Housing Loan in the event of Mr. Sarrat's termination of employment prior to expiration of the Initial Term under certain circumstances. The Sarrat Agreement provides that the Company will also grant Mr. Sarrat options to purchase 1,000,000 shares of the Company's Common Stock under the 1994 Plan at an exercise price of $11.00 per share; however, under the terms of the Sarrat Agreement, 250,000 of the options remain subject to shareholder approval as provided in Proposal No. 2 of this Proxy Statement. The options have a ten-year term and vest as follows: (i) 20% of the options vest upon the first anniversary of the grant date, and (ii) the remainder of the options vest in equal monthly installments over the succeeding four years. All or a portion of the options granted to Mr. Sarrat under the Sarrat Agreement immediately vest upon the happening of certain specified events defined therein, including a change of control of the Company, termination of Mr. Sarrat's employment without cause or good reason, or due to death or disability. In addition, under the Sarrat Agreement the Company is obligated to reimburse Mr. Sarrat for the amount of insurance premiums paid on two term life insurance policies, moving expenses and closing costs associated with his change of residence, annual property taxes and homeowner's insurance premiums on his California residence up to an aggregate of $42,000 per year, long-term disability insurance providing coverage of not less than $333,350 per year, and reimbursement of income taxes owed on certain of the foregoing benefits. Mr. Sarrat has agreed not to compete with or engage in any activities that will conflict with the business of the Company during, and for two years after, his termination of employment, and not to solicit employees or customers of the Company for a one-year period following termination of employment. Such provisions may not be enforceable under California law.

   The Company entered into an employment agreement (the "Omura Agreement"), dated April 1, 1989, with Jimmy K. Omura, Chief Technical Officer and Director. The Omura Agreement has an initial term of five years, and is automatically renewable for successive two-year terms unless the Board of Directors, in its discretion, decides not to renew the Omura Agreement. In the Omura Agreement, Dr. Omura has agreed not to compete with or engage in any activities that will conflict with the business of the Company during his period of employment and for two years following the termination of his employment. Such provisions may not be enforceable under California law. The Omura Agreement also provides for a performance bonus payment to Dr. Omura in an amount equal to two and one quarter percent (2.25%) of the Company's yearly pre-tax profit, which amount is payable in equal installments over five years. In the event that the Company is acquired, the Omura Agreement also provides for a one-time cash payment to Dr. Omura equal to one-half percent (.5%) of the acquisition price. The Omura Agreement also provides that, as long as Dr. Omura (or his estate) has a three percent (3%) or greater equity ownership in the Company, he (or his trustee) has the right to maintain a seat on the Board of Directors or any surviving business entity. Dr. Omura currently has a 5.3% equity ownership in the Company.

   The Company entered into an employment agreement (the "Morris Agreement"), dated April 1, 1989, with Lewis C. Morris, former President, Chief Executive Officer and Director of the Company. The Morris Agreement had an initial term of five years and was renewable for successive two-year terms. Mr. Morris resigned his positions with the Company effective August 19, 1996. Mr. Morris has agreed not to compete with or engage in any activities that will conflict with the business of the Company for two years following the termination of his employment. Such agreement may not be enforceable under California law. Under the terms of the Morris Agreement, the Company is under an obligation to pay Mr. Morris the dollar amount of the difference between the amount of Mr. Morris's salary at the time of his resignation, $150,000, and the amount of the long-term disability payments received by Mr. Morris. The Morris Agreement also provides for a performance bonus payment to Mr. Morris in an amount equal to two and one quarter percent (2.25%) of the Company's yearly pre-tax profit during the period of his employment, which amount is payable in equal installments over five years.

   In April 1995, the Company agreed to loan David M. Morris the principal amount of $120,000 in connection with his relocation from New Jersey to California. Mr. Morris was a Vice President of the Company until December 31, 1996. The loan bears interest at an annual rate of 9%. The largest amount outstanding under this loan in 1996 was $108,558. Of this amount, $60,000 in principal and $922 in interest were repaid in 1996 upon the sale of Mr. Morris' New Jersey residence. The remaining $60,000 was to be forgiven ratably over three years after Mr. Morris provided a second deed of trust on his California home and further provided that the forgiveness would cease after he left the Company's employment. As of December 31, 1996, not more than $65,000 of principal and interest remains outstanding under the loan.

                        OPTION GRANTS IN LAST FISCAL YEAR

   The following table provides certain information with respect to stock options granted to the Named Executive Officers during the fiscal year ended
December  31,  1996.  In addition,  as required by the  Securities  and Exchange
Commission rules, the table sets forth the potential realizable value over the term of the option (the period from the date of grant to the expiration date) based on assumed rates of stock appreciation of 5% and 10%, compounded annually.
These amounts are based on certain assumed rates of appreciation and do not represent the Company's estimate of future stock value. Actual gains, if any, on stock option exercises will be dependent on the future performance of the Common
Stock.

                                               INDIVIDUAL GRANTS
                       ---------------------------------------------------------------
                                                                                             POTENTIAL REALIZABLE
                            NUMBER OF        % OF TOTAL                                        VALUE AT ASSUMED
                           SECURITIES         OPTIONS        EXERCISE                        ANNUAL RATE OF STOCK
                           UNDERLYING        GRANTED TO        PRICE                        PRICE APPRECIATION FOR
                             OPTIONS        EMPLOYEES IN     PER SHARE     EXPIRATION           OPTION TERM(5)
          NAME             GRANTED (#)     FISCAL YEAR(2)    ($/SH)(3)      DATE (4)        5% ($)         10% ($)
---------------------- ----------------- ---------------- ------------- -------------- -------------- ---------------
Fernand B. Sarrat  ....   1,000,000(1)         48.9%          $11.00       11/06/06       $6,816,035     $17,369,058
Lewis C. Morris .......       --                --              --            --             --               --
Jimmy K. Omura ........       --                --              --            --             --               --
Leslie Nightingill  ...       --                --              --            --             --               --
John Daws .............      25,000             1.2%           23.50       02/28/06          369,476         936,324
Robert B. Fougner  ....       --                --              --            --             --               --
David M. Morris .......       --                --              --            --             --               --
Harold S. Yang ........       --                --              --            --             --               --
----------

(1)  The options  were granted  pursuant to the  Company's  1994 Plan,  of which
     250,000   shares  are  subject  to  approval  of  Proposal  No.  2  by  the shareholders of the Company.

(2) Based on a total of 2,042,810 options granted to employees of the Company in 1996, including the Named Executive Officers.

(3) All options were granted at an exercise price equal to the fair market value based on the closing market value of a share of the Company's Common Stock on the Nasdaq National Market on the date the options were granted.

(4) The options granted to individuals owning less than 10% of the outstanding shares of the Company's Common Stock have a term of ten years subject to earlier termination upon the occurrence of certain events related to termination of employment. Options granted to individuals owning 10% or more of the shares of the Company's outstanding Common Stock have a term of five years.

(5) The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option, and that the option is exercised and sold on the last day of its term for the appreciated stock price. There can be no assurance that the amounts reflected in this table will be achieved.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

  The following table sets forth certain information with respect to stock options exercised by the Named Executive Officers during fiscal year 1996, including the aggregate value of gains on the date of exercise. In addition, the table sets forth the number of shares covered by stock options as of December
31, 1996, and the value of "in-the-money" stock options, which represent the positive spread between the exercise price of a stock option and the market price of the shares subject to such option on December 31, 1996.

                                                                   NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                                  UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                                                               OPTIONS AT DECEMBER 31, 1996(#)   AT DECEMBER 31, 1996 ($)(2)
                                                               ------------------------------    ----------------------------
                                      SHARES          VALUE
                                   ACQUIRED ON      REALIZED
        NAME                       EXERCISE (#)      ($)(1)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
------------------                -------------    ----------    ------------  -------------   -----------   -------------
Fernand B. Sarrat ...............        --             --             --        1,000,000           --       $2,125,000
Lewis C. Morris .................      70,490       $696,358           --             --             --             --
Jimmy K. Omura ..................        --             --             --             --             --             --
Leslie Nightingill ..............       9,000         89,250          2,494         31,154     $   28,452        351,793
John Daws .......................        --             --           16,667         58,333        139,063        417,188
Robert B. Fougner ...............      10,000        120,000        111,531         51,759      1,284,998        584,925
David M. Morris .................      47,250        467,950         22,384           --          249,222           --
Harold S. Yang ..................       5,000         38,125         70,833           --          792,183           --
----------

(1) Calculated by determining the difference between the fair market value of the securities underlying the option on the date of exercise and the exercise price of the Named Executive Officers' respective options.

(2) Calculated by determining the difference between the fair market value of the securities underlying the option at December 31, 1996 ($13.125 per share) and the exercise price of the Named Executive Officers' respective options.

                      REPORT OF THE COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS

   This section is not "soliciting material," is not deemed "filed" with the Commission and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general language to the contrary.

   The Compensation Committee of the Board was formed in December 1995 and consists of Drs. Simons and Guthart and Mr. King W.W. Harris. Decisions concerning the compensation of the Company's executive officers are made by the Compensation Committee and reviewed periodically by the full Board (excluding any interested director).

EXECUTIVE OFFICER COMPENSATION PROGRAMS

   The objectives of the executive officer compensation programs are to attract, retain, motivate and reward key personnel who possess the necessary leadership and management skills, through competitive base salary, annual cash bonus incentives, long-term incentive compensation in the form of stock options, and various benefits, including medical and life insurance plans.

   The executive compensation policies of the Compensation Committee are intended to combine competitive levels of compensation and rewards for above average performance and to align relative compensation with the achievements of key business objectives, optimal satisfaction of customers, and maximization of shareholder value. The Compensation Committee believes that stock ownership by management is beneficial in aligning management and shareholder interests, thereby enhancing shareholder value.

   Base Salaries. Salaries for the Company's executive officers are determined primarily on the basis of the executive officer's responsibility, general salary practices of peer companies and the officer's individual qualifications and experience. Among other sources of information, the Compensation Committee relies on reports from Radford Associates concerning competitive compensation practices in the Company's geographical region. The base salaries are reviewed annually and may be adjusted by the Compensation Committee in accordance with certain criteria which include individual performance, the functions performed by the executive officer, the scope of the executive officer's on-going duties, general changes in the compensation peer group in which the Company competes for executive talent, and the Company's financial performance generally. The weight given each such factor by the Compensation Committee may vary from individual to individual.

   Incentive Bonuses. The Compensation Committee believes that a cash incentive bonus plan can serve to motivate the Company's executive officers and management to address annual performance goals, using more immediate measures for performance than those reflected in the appreciation in value of stock options. The bonus amounts are based upon recommendations by management and a subjective consideration of factors including such officer's level of responsibility, individual performance, contributions to the Company's success and the Company's financial performance generally.

   Stock Option Grants. Stock options are granted to executive officers and other employees under the 1994 Plan. Because of the direct relationship between the value of an option and the stock price, the Compensation Committee believes that options motivate executive officers to manage the Company in a manner that is consistent with shareholder interests. Stock option grants are intended to focus the attention of the recipient on the Company's long-term performance which the Company believes results in improved shareholder value, and to retain the services of the executive officers in a competitive job market by providing significant long-term earning potential. To this end, stock options generally vest and become fully exercisable over a five-year period. The principal factors considered in granting stock options to executive officers of the Company are prior performance, level of responsibility, other compensation and the executive officer's ability to influence the Company's long-term growth and profitability. However, the 1994 Plan does not provide any quantitative method for weighting these factors, and a decision to grant an award is primarily based upon a subjective evaluation of the past as well as future anticipated performance.

   Deductibility of Compensation. Section 162(m) of the Code disallows a deduction by the Company for certain compensation exceeding $1 million paid to any Named Executive Officer, excluding, among other things, certain performance based compensation. Because the compensation figures for the Named Executive Officers have not approached the limitation, the Compensation Committee has not had to use any of the available exemptions from the deduction limit. However, the 1994 Plan is designed to qualify any compensation realized by Named
Executive Officers from the exercise of an option as performance based compensation. The Compensation Committee remains aware of the existence of the Code Section 162(m) limitations, and the available exemptions, and will address the issue of deductibility when and if circumstances warrant the use of such exemptions in addition to the exemption contemplated under the 1994 Plan.

CHIEF EXECUTIVE OFFICER COMPENSATION

   The compensation of the Chief Executive Officer is reviewed annually on the same basis as discussed above for all executive officers. Mr. Sarrat's base salary on an annualized basis for the fiscal year ended December 31, 1996 was $300,000. During negotiations in November 1996 concerning Mr. Sarrat's employment contract, his base salary was established in part by comparing the base salaries of chief executive officers at other companies of similar size and the compensation proposals by competing candidates for the position of Chief Executive Officer. Mr. Sarrat's base salary was at the approximate median of the base salary range for Presidents/Chief Executive Officers of comparative companies. Mr. Sarrat received an option grant under the 1994 Plan covering 1,000,000 shares of Common Stock during the fiscal year ended December 31, 1996. A portion of such option grant is subject to the approval of the amendment to the 1994 Plan by the shareholders. In addition, Mr. Sarrat was granted an interest-free loan in the amount of $2,000,000, subject to ratification by the shareholders , for the purchase of a primary residence in Northern

California in order to accommodate his relocation from his current residence in Connecticut to the Company's place of business where housing costs are significantly greater. In the event Mr. Sarrat remains in the Company's employment until December 31, 2000, he is entitled to a bonus of $2,000,000 which will be applied on an after tax basis against the outstanding balance of the loan.

                                       MEMBERS OF THE COMPENSATION COMMITTEE


                                       Leo A. Guthart
                                       James H. Simons
                                       King W.W. Harris

                             STOCK PERFORMANCE GRAPH

   The following graph compares the percentage change in the cumulative total shareholder return on the Company's Common Stock from February 15, 1996, the date of the Company's initial public offering, through the end of the Company's fiscal year ended December 31, 1996, with the percentage change in the cumulative total return for the Nasdaq Composite Index and the Hambrecht & Quist Technology Index. The comparison assumes an investment of $100 on February 15, 1996 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends. The stock performance shown on the graph below is not necessarily indicative of future price performance.

[The following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T]

                                              2/15/96      12/31/96

Cylink Corporation                             100            88
NASDAQ  Composite Index                        100           118
Hambrecht & Quist Technology Index             100           119


                              SHAREHOLDER PROPOSALS

   To be considered for presentation to the annual meeting of the Company's shareholders to be held in 1998, a shareholder proposal must be received by Robert B. Fougner, Secretary, Cylink Corporation, 910 Hermosa Court, Sunnyvale, California 94086, no later than January 2, 1998.

                                  OTHER MATTERS

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file reports of ownership and changes in ownership of the Company's Common Stock. Reporting Persons are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of the copies of such reports received or written representations from certain Reporting Persons, the Company believes that during the fiscal year ended December 31, 1996, all Reporting Persons complied with all applicable filing requirements.

OTHER MATTERS

   The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

   It is important that the proxies be returned promptly and that your shares be represented. Shareholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

                                     By Order of the Board of Directors,

                                     /s/ FERNAND SARRAT
                                     -------------------------------------------
                                     Fernand B. Sarrat
                                     President and Chief Executive Officer


May 1, 1997
Sunnyvale, California

                                                                      Appendix A

                               CYLINK CORPORATION
                       1994 FLEXIBLE STOCK INCENTIVE PLAN
                   (amended and restated as of April 2, 1997)


         1. Purposes of the Plan. The purposes of this Stock Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company's business.

         2. Definitions. As used herein, the following definitions shall apply:

                  (a.) "Administrator" means the Board or any of the Committees appointed to administer the Plan. All references to the "Committee" in any Award Agreement shall be deemed to refer to the Administrator.

                  (b.) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act. All references to "Affiliate" in any Award Agreement issued prior to this April 2, 1997 amendment and restatement of the Plan shall be deemed to refer to a Parent or a Subsidiary.

                  (c.) "Applicable Laws" means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein.

                  (d.) "Award" means the grant of an Option, Restricted Stock, SAR, Dividend Equivalent Right, Performance Unit, Performance Share, or other right or benefit under the Plan.

                  (e.) "Award Agreement" means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

                  (f.) "Board" means the Board of Directors of the Company.

                  (g.) "Change in Control" means a change in ownership or control of the Company effected through either of the following transactions:

                           (i.) the direct or indirect acquisition by any person
or related group of persons (other than an acquisition from or by the Company or by a Company-

Cylink Corporation
1994 Flexible Stock Incentive Plan
Amended and Restated as of April, 1997

sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's shareholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such shareholders accept, or

                           (ii.) a change in the composition of the Board over a
period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

                  (h.) "Code" means the Internal Revenue Code of 1986, as amended.

                  (i.) "Committee" means any committee appointed by the Board to administer the Plan.

                  (j.) "Common Stock" means the common stock of the Company.

                  (k.)  "Company"   means  Cylink   Corporation,   a  California
corporation.

                  (l.) "Consultant" means any person who is engaged by the Company or any Related Entity to render consulting or advisory services as an independent contractor and is compensated for such services.

                  (m.) "Continuing Directors" means members of the Board who either (i) have been Board members continuously for a period of at least thirty-six (36) months or (ii) have been Board members for less than thirty-six
(36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

                  (n.) "Continuous Status as an Employee, Director or Consultant" means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant, is not interrupted or terminated. Continuous Status as an Employee, Director or Consultant shall not be considered interrupted in the case of (i) any approved leave of absence or (ii) transfers between locations of the Company or among the Company, any Related Entity, or any successor in any capacity of Employee, Director or Consultant. An approved leave of absence shall include sick

Cylink Corporation
1994 Flexible Stock Incentive Plan
Amended and Restated as of April, 1997

leave, military leave, or any other authorized personal leave. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.

                  (o.) "Corporate Transaction" means any of the following shareholder- approved transactions to which the Company is a party:

                           (i.) a merger or  consolidation  in which the Company
is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

                           (ii.) the sale,  transfer or other disposition of all
or substantially all of the assets of the Company (including the capital stock of the Company's subsidiary corporations) in connection with the complete liquidation or dissolution of the Company; or

                           (iii.) any reverse merger in which the Company is the
surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

                  (p.) "Covered Employee" means an Employee who is a "covered employee" under Section 162(m)(3) of the Code.

                  (q.) "Director" means a member of the Board.

                  (r.) "Dividend Equivalent Right" means a right entitling the Grantee to compensation measured by dividends paid with respect to Common Stock.

                  (s.) "Employee" means any person, including an Officer or Director, who is an employee of the Company or any Related Entity. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

                  (t.) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  (u.) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

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Cylink Corporation
1994 Flexible Stock Incentive Plan
Amended and Restated as of April, 1997

                           (i.)  Where  there  exists  a public  market  for the
Common Stock, the Fair Market Value shall be (A) the closing price for a Share for the last market trading day prior to the time of the determination (or, if no closing price was reported on that date, on the last trading date on which a closing price was reported) on the stock exchange determined by the Administrator to be the primary market for the Common Stock or the Nasdaq National Market, whichever is applicable or (B) if the Common Stock is not traded on any such exchange or national market system, the average of the closing bid and asked prices of a Share on the Nasdaq Small Cap Market for the day prior to the time of the determination (or, if no such prices were reported on that date, on the last date on which such prices were reported), in each case, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

                           (ii.) In the absence of an established  market of the
type described in (i), above, for the Common Stock, the Fair Market Value thereof shall be determined by the Administrator in good faith.

                  (v.) "Grantee" means an Employee, Director or Consultant who receives an Award under the Plan.

                  (w.) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

                  (x.) "Non-Qualified Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

                  (y.) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

                  (z.) "Option" means a stock option granted pursuant to the Plan.

                  (aa.) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

                  (bb.) "Performance - Based Compensation" means compensation qualifying as "performance-based compensation" under Section 162(m) of the Code.

                  (cc.)   "Performance   Shares"   means   Shares  or  an  award
denominated in Shares which may be earned in whole or in part upon attainment of performance

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Cylink Corporation
1994 Flexible Stock Incentive Plan
Amended and Restated as of April, 1997

criteria established by the Administrator.

                  (dd.) "Performance Units" means an award which may be earned in whole or in part upon attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

                  (ee.) "Plan" means this 1994 Flexible Stock Incentive Plan, as amended and restated.

                  (ff.) "Related Entity" means any Parent, Subsidiary and any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or a Subsidiary holds an ownership interest, directly or indirectly.

                  (gg.) "Restricted Stock" means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

                  (hh.) "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

                  (ii.) "SAR" means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.

                  (jj.) "Share" means a share of the Common Stock.

                  (kk.) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

                  (ll.) "Subsidiary Disposition" means the disposition by the Company of its equity holdings in any subsidiary corporation effected by a merger or consolidation involving that subsidiary corporation, the sale of all or substantially all of the assets of that subsidiary corporation or the Company's sale or distribution of substantially all of the outstanding capital stock of such subsidiary corporation.

         3.       Stock Subject to the Plan.

Cylink Corporation
1994 Flexible Stock Incentive Plan
Amended and Restated as of April, 1997

                  (a.) Subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is 5,950,000 Shares. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

                  (b.) If an Award expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Award exchange program, or if any unissued Shares are retained by the Company upon exercise of an Award in order to satisfy the exercise price for such Award or any withholding taxes due with respect to such Award, such unissued or retained Shares shall become available for future grant or sale under the Plan (unless the Plan has terminated). Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

         4. Administration of the Plan.

                  (a.) Plan Administrator.

                           (i.)  Administration  with Respect to  Directors  and
Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

                           (ii.)  Administration With Respect to Consultants and
Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines from time to time.

                           (iii.)   Administration   With   Respect  to  Covered
Employees.

Cylink Corporation
1994 Flexible Stock Incentive Plan
Amended and Restated as of April, 1997

Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more
Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the "Administrator" or to a "Committee" shall be deemed to be references to such Committee or subcommittee.

                           (iv.) Administration Errors. In the event an Award is
granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

                  (b.) Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

                           (i.)  to  select   the   Employees,   Directors   and
Consultants to whom Awards may be granted from time to time hereunder;

                           (ii.) to determine  whether and to what extent Awards
are granted hereunder;

                           (iii.)  to  determine  the  number  of  Shares or the
amount of other consideration to be covered by each Award granted hereunder;

                           (iv.) to  approve  forms of Award  Agreement  for use
under the Plan;

                           (v.) to  determine  the terms and  conditions  of any
Award granted hereunder;

                           (vi.) to amend  the  terms of any  outstanding  Award
granted under the Plan, including a reduction in the exercise price (or base amount on which appreciation is measured) of any Award to reflect a reduction in the Fair Market Value of the Common Stock since the grant date of the Award, provided that any amendment that would adversely affect the Grantee's rights under an outstanding Award shall not be made without the Grantee's written consent;

                           (vii.) to  construe  and  interpret  the terms of the
Plan and Awards granted pursuant to the Plan;

Cylink Corporation
1994 Flexible Stock Incentive Plan
Amended and Restated as of April, 1997

                           (viii.) to establish  additional  terms,  conditions,
rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Grantees favorable treatment under such laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan; and

                           (ix.) to take such  other  action,  not  inconsistent
with the terms of the Plan, as the Administrator deems appropriate.

                  (c.)  Effect  of  Administrator's   Decision.  All  decisions,
determinations and interpretations of the Administrator shall be conclusive and binding on all persons.

         5. Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company, a Parent or a Subsidiary. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in foreign jurisdictions as the Administrator may determine from time to time.

         6. Terms and Conditions of Awards.

                  (a.) Type of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) an Option, a SAR or similar right with an exercise or conversion privilege at a fixed or variable price related to the Common Stock and/or the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or (iii) any other security with the value derived from the value of the Common Stock or other securities issued by a Related Entity. Such awards include, without limitation, Options, SARs, sales or bonuses of Restricted Stock, Dividend Equivalent Rights, Performance Units or Performance Shares, and an Award may consist of one such security or benefit, or two or more of them in any combination or alternative.

                  (b.) Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either

Cylink Corporation
1994 Flexible Stock Incentive Plan
Amended and Restated as of April, 1997

an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non- Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the date the Option with respect to such Shares is granted.

                  (c.) Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, increase in share price, earnings per share, total shareholder return, return on equity, return on assets, return on investment, net operating income, cash flow, revenue, economic value added, personal management objectives, or other measure of performance selected by the Administrator. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

                  (d.) Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

                  (e.) Award Exchange Programs. The Administrator may establish one or more programs under the Plan to permit selected Grantees to exchange an Award under the Plan for one or more other types of Awards under the Plan on such terms and conditions as determined by the Administrator from time to time.

Cylink Corporation
1994 Flexible Stock Incentive Plan
Amended and Restated as of April, 1997

                  (f.) Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

                  (g.) Individual Option and SAR Limit. The maximum number of Shares with respect to which Options and SARs may be granted to any Employee under the Plan shall be 1,000,000 Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company's capitalization pursuant to Section 10, below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitation with respect to an Employee, if any Option or SAR is canceled, the canceled Option or SAR shall continue to count against the maximum number of Shares with respect to which Options and SARs may be granted to the Employee. For this purpose, the repricing of an Option (or in the case of a SAR, the base amount on which the stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Common Stock) shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR.

                  (h.) Early Exercise. The Award may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or to any other restriction the Administrator determines to be appropriate.

                  (i.) Term of Award. The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of an Incentive Stock Option shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

                  (j.) Transferability of Awards. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee; provided, however, that the Grantee may designate a beneficiary of the Grantee's Incentive Stock Option in the event of the

Cylink Corporation
1994 Flexible Stock Incentive Plan
Amended and Restated as of April, 1997

Grantee's death on a beneficiary designation form provided by the Administrator. Other Awards shall be transferable to the extent provided in the Award Agreement.

                  (k.) Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator. Notice of the grant determination shall be given to each Employee, Director or Consultant to whom an Award is so granted within a reasonable time after the date of such grant.

         7. Award Exercise or Purchase Price, Consideration, Taxes and Reload Options.

                  (a.) Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:

                           (i.) In the case of an Incentive Stock Option:

                                    (A) granted to an Employee  who, at the time
of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

                                    (B)  granted to any  Employee  other than an
Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

                           (ii.) In the case of a  Non-Qualified  Stock  Option,
the per Share exercise price shall be not less than eighty-five percent (85%) of the Fair Market Value per Share on the date of grant.

                           (iii.) In the case of the sale of Shares:

                                    (A)  granted to a person who, at the time of
the grant of such Award, or at the time the purchase is consummated, owns stock representing

Cylink Corporation
1994 Flexible Stock Incentive Plan
Amended and Restated as of April, 1997

more than ten percent (10%) of the voting power of all classes of stock of the Company, the per Share purchase price shall be not less than one hundred percent (100%) of the Fair Market Value per share on the date of grant.

                                    (B)  granted  to  any  person  other  than a
person described in the preceding paragraph, the per Share purchase price shall be not less than eighty-five percent (85%) of the Fair Market Value per Share on the date of grant.

                           (iv.) In the case of Awards  intended  to  qualify as
Performance- Based Compensation, the exercise or purchase price, if any, shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

                           (v.) In the case of other  Awards,  such  price as is
determined by the Administrator.

                  (b.) Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

                           (i.) cash;

                           (ii.) check;

                           (iii.)  delivery of  Grantee's  promissory  note with
such  recourse,   interest,   security,   and   redemption   provisions  as  the
Administrator determines as appropriate;

                           (iv.)  surrender  of Shares or delivery of a properly
executed form of attestation of ownership of Shares as the Administrator may require (including withholding of Shares otherwise deliverable upon exercise of the Award) which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised (but only to the extent that such exercise of the Award would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price unless otherwise determined by the Administrator);

                           (v.) delivery of a properly  executed exercise notice
together with such other documentation as the Administrator and the broker, if applicable, shall

Cylink Corporation
1994 Flexible Stock Incentive Plan
Amended and Restated as of April, 1997

require to effect an exercise of the Award and delivery to the Company of the sale or loan proceeds required to pay the exercise price; or

                           (vi.) any  combination  of the  foregoing  methods of
payment.

                  (c.) Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any foreign, federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option. Upon exercise of an Award, the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations.

                  (d.) Reload Options. In the event the exercise price or tax withholding of an Option is satisfied by the Company or the Grantee's employer withholding Shares otherwise deliverable to the Grantee, the Administrator may issue the Grantee an additional Option, with terms identical to the Award Agreement under which the Option was exercised, but at an exercise price as determined by the Administrator in accordance with the Plan.

         8. Exercise of Award.

                  (a.) Procedure for Exercise; Rights as a Shareholder.

                           (i.) Any Award granted hereunder shall be exercisable
at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

                           (ii.) An Award shall be deemed to be  exercised  when
written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been received by the Company. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to Shares subject to an Award, notwithstanding the exercise of an Option or other Award. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Award. No adjustment will be made for a

Cylink Corporation
1994 Flexible Stock Incentive Plan
Amended and Restated as of April, 1997

dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Award Agreement or Section 10, below.

                  (b.) Exercise of Award Following Termination of Employment, Director or Consulting Relationship.

                           (i.)  An  Award  may  not  be  exercised   after  the
termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee's Continuous Status as an Employee, Director or Consultant only to the extent provided in the Award Agreement.

                           (ii.) Where the Award Agreement  permits a Grantee to
exercise an Award following the termination of the Grantee's Continuous Status as an Employee, Director or Consultant for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

                           (iii.) Any Award  designated  as an  Incentive  Stock
Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee's Continuous Status as an Employee, Director or Consultant shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

                  (c.) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Award previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Grantee at the time that such offer is made.

         9. Conditions Upon Issuance of Shares.

                  (a.) Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                  (b.) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

Cylink Corporation
1994 Flexible Stock Incentive Plan
Amended and Restated as of April, 1997

         10. Adjustments Upon Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, as well as the price per share of Common Stock covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other similar event resulting in an increase or decrease in the number of issued shares of Common Stock. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

         11. Corporate Transactions/Changes in Control/Subsidiary Dispositions. Except as may be provided in an Award Agreement:

                  (a.) Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate unless assumed by the successor company or its Parent as provided below. For the purposes of this subsection, the Award shall be considered assumed if, following the Corporate Transaction, the Award confers, for each Share subject to the Award immediately prior to the Corporate Transaction, (i) the consideration (whether stock, cash, or other securities or property) received in the Corporate Transaction by holders of Common Stock for each Share subject to the Award held on the effective date of the Corporate Transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares), or (ii) the right to purchase such consideration in the case of an Option or similar Award; provided, however, that if such consideration received in the Corporate Transaction was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise or exchange of the Award for each Share subject to the Award to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Corporate Transaction.

                  (b.) In the event of a Change in Control (other than a Change in Control which also is a Corporate Transaction), each Award which is at the time outstanding under the Plan shall remain exercisable until the expiration or sooner termination of the applicable Award term.

Cylink Corporation
1994 Flexible Stock Incentive Plan
Amended and Restated as of April, 1997

                  (c.) In the event of a Subsidiary Disposition, each Award with respect to those Grantees who are at the time engaged primarily in Continuous Status as an Employee or Consultant with the subsidiary corporation involved in such Subsidiary Disposition which is at the time outstanding under the Plan shall remain so exercisable until the expiration or sooner termination of the Award term.

                  (d.) The portion of any Incentive Stock Option accelerated under the terms of the Award Agreement in connection with a Corporate Transaction, Change in Control or Subsidiary Disposition shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. To the extent such dollar limitation is exceeded, the accelerated excess portion of such Option shall be exercisable as a Non-Qualified Stock Option.

         12. Term of Plan. The Plan shall terminate with respect to the grant of Incentive Stock Options on January 28, 2004, unless sooner terminated.

         13. Amendment, Suspension or Termination of the Plan.

                  (a.) The Board may at any time amend, suspend or terminate the Plan. To the extent necessary to comply with Applicable Laws, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

                  (b.) No Award may be granted during any suspension of the Plan or after termination of the Plan.

                  (c.) Any amendment, suspension or termination of the Plan shall not affect Awards already granted, and such Awards shall remain in full force and effect as if the Plan had not been amended, suspended or terminated, unless mutually agreed otherwise between the Grantee and the Administrator, which agreement must be in writing and signed by the Grantee and the Company.

         14. Reservation of Shares.

                  (a.) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

Cylink Corporation
1994 Flexible Stock Incentive Plan
Amended and Restated as of April, 1997

                  (b.) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

         15. No Effect on Terms of Employment. The Plan shall not confer upon any Grantee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate his or her employment or consulting relationship at any time, with or without cause.

         16. Shareholder Approval. The Plan became effective when adopted by the Board on February 1, 1994, and was approved by the Company's shareholders on April 4, 1994. On January 26, 1995, and in November, 1995, the Board adopted and approved an amendment and restatement, respectively, of the Plan that was approved by the Company's shareholders on January 15, 1996. On April ___, 1997, the Board again adopted and approved an amendment and restatement of the Plan to reflect the amendments promulgated by the Securities and Exchange Commission to Rule 16b-3 applicable to the Plan, to increase the maximum aggregate number of Shares that may be issued pursuant to Awards, to permit the grant of Dividend Equivalent Rights, SARs, Performance Units and Performance Shares, to address the rules or laws of foreign jurisdictions applicable to Awards granted to residents therein, to permit Awards to include an early exercise provision, to increase the maximum number of Shares with respect to which Options and SARs may be granted to any Employee in any calendar year (such increase to be effective as of November 6, 1996, to address the exercisability of Awards held by Grantees who are Employees or Consultants of a subsidiary corporation of the Company that is the subject of a Subsidiary Disposition, and to authorize the establishment under the Plan of separate programs for the grant of particular forms of Awards to one or more classes of Grantees, and programs to permit selected Grantees to elect to defer the receipt of consideration payable under an Award,
(collectively, the "Amendments"), subject to shareholder approval of the Amendments. Awards may be granted in reliance on the per employee maximum share increase and the formula increase, but no Award issued in reliance on such increases shall become exercisable unless and until the Amendments shall have been approved by the Company's shareholders. If such shareholder approval is not obtained, then the Awards previously granted in reliance on the Amendments shall terminate. None of the other Amendments shall be given effect until they shall have been approved by the Company's shareholders.

                                                                      APPENDIX A

                               CYLINK CORPORATION

                               910 Hermosa Court
                          Sunnyvale, California 94086

P          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
R                    FOR THE ANNUAL MEETING ON MAY 22, 1997
O
X        John H. Daws and Robert B.  Fougner,  or either of them,  each with the
Y power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Cylink Corporation (the "Company"), to be held on Thursday, May 22, 1997 at Sheraton Four Points Hotel, 1100 North Mathilda Avenue, Sunnyvale, California, and any adjournment or postponement thereof.

         Election of eight directors (or if any nominee is not available for election, such substitute as the Board of Directors or the proxy holders may designate). Nominees: FERNAND B. SARRAT, JIMMY K. OMURA, LEO A. GUTHART, JAMES H. SIMONS, HOWARD L. MORGAN, ELWYN BERLEKAMP, WILLIAM W. HARRIS, AND KING W.W. HARRIS.

                                                                     -----------
                                                                     SEE REVERSE
                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE            SIDE
                                                                     -----------

[ ] Please mark
    votes as in
    this example.

Shares  represented by this proxy will be voted as directed by the  shareholder.
If no such directions are indicated, the Proxies will have authority to vote FOR the election of all directors, and FOR items 2, 3 and 4.

1. Election of Directors (see reverse):                     2. To ratify and approve the Cylink     FOR  AGAINST  ABSTAIN
                                                               Corporation  1994 Flexible Stock     [ ]    [ ]      [ ]
                                                               Incentive  Plan, as amended (the
                                                               "1994  Plan"),  to (i)  increase
         FOR        WITHHELD                                   the  number  of shares of Common
         [ ]          [ ]                                      Stock   reserved   for  issuance
                                                               thereunder by 2,000,000  shares;
[ ]                                       MARK HERE [ ]        (ii) provide  for  discretionary
   -----------------------------         FOR ADDRESS           awards to the Company's  outside
   For all nominees except as             CHANGE AND           directors and (iii) increase the
         noted above                      NOTE BELOW           maximum  number of  shares  that
                                                               can  be   issued   to  any   one
                                                               employee  under the 1994 Plan to
                                                               1,000,000 shares.

                                                            3. To approve an  amendment  to the     FOR  AGAINST  ABSTAIN
                                                               Company's Bylaws authorizing the     [ ]    [ ]      [ ]
                                                               Board of  Directors  to  approve
                                                               loans    to,    and    guarantee
                                                               obligations of,  officers of the
                                                               Company.

                                                            4. To  ratify   and   approve   the     FOR  AGAINST  ABSTAIN
                                                               appointment of Price  Waterhouse     [ ]    [ ]      [ ]
                                                               LLP as the Company's independent
                                                               auditors  for  the  fiscal  year
                                                               ending December 31, 1997.

                                                            5. In their  discretion,  the Proxies are  authorized to vote upon such other  business as may properly  come before the
                                                               Annual Meeting.

                                                            PLEASE MARK,  SIGN,  DATE AND RETURN THIS PROXY CARD PROMPTLY
                                                            USING THE ENCLOSED REPLY ENVELOPE.

                                                            Please sign exactly as your name appears herein. Joint owners
                                                            should  each  sign.  When  signing  as  attorney,   executor,
                                                            administrator, trustee or guardian, please give full title as such.
